SUPPLEMENT TO
PROSPECTUS SUPPLEMENT  DATED DECEMBER 26, 2002
(To Prospectus dated December 11, 2002)

                                 $391,020,000
                                 (Approximate)

                                  CWABS, INC.
                                   Depositor

                        [GRAPHIC OMITTED]Countrywide(R)
                        -------------------------------
                                  HOME LOANS

                                    Seller
                      Countrywide Home Loans Servicing LP
                                Master Servicer

                   Asset-Backed Certificates, Series 2002-6


     This Supplement revises the Prospectus Supplement dated December 26, 2002 to the Prospectus dated December 11, 2002 with respect to the above captioned series of certificates as follows:

     On page S-52 of the Prospectus Supplement, the first full paragraph after clause (vi) on that page is deleted in its entirety and replaced with the following paragraph:

          Notwithstanding the foregoing order of priority, on any Distribution Date on which the aggregate Certificate Principal Balance of the Senior Certificates is greater than the aggregate Stated Principal Balance of all Mortgage Loans in the Mortgage Pool plus any amount on deposit in the Pre-Funding Account, the Principal Distribution Amount for Loan Group 2 that is to be distributed to the Class AF Certificates will be distributed pro rata and not sequentially.

  Countrywide Securities Corporation
                                            Bear, Stearns & Co. Inc.


               The date of this Supplement is December 30, 2002.